Exhibit 10.2

SECOND LIEN SECURITY AGREEMENT

dated as of March 2, 2015

between

SUMMER ENERGY, LLC

and

BLACK INK ENERGY, LLC

i

Schedule 1 - Location of Records of Receivables and Other Intangibles
Schedule 2 - Location of Equipment and Inventory
Schedule 3 - Required Filings and Recordings

ii

SECOND LIEN SECURITY AGREEMENT

This SECOND LIEN SECURITY AGREEMENT (as amended, supplemented or modified from time to time, this “Security Agreement”) is dated as of March 2, 2015 and is between SUMMER ENERGY, LLC, a Texas limited liability company (the “Grantor”), and BLACK INK ENERGY, LLC, a Delaware limited liability company (the “Secured Party”).

The Grantor and the Secured Party have entered into the Second Lien Term Loan Agreement dated as of the date hereof (as the same may be amended, supplemented or modified from time to time, the “Credit Agreement”).  To induce the Secured Party to enter into the Credit Agreement and to secure its obligations thereunder and hereunder, the Grantor hereby agrees with the Secured Party as follows:

ARTICLE I
DEFINITIONS

Section 1.1Defined Terms.As used in this Security Agreement, terms defined in the Credit Agreement shall have their defined meanings when used herein, and the following terms shall have the following meanings:

“Account Debtor” means, with respect to any Receivable or Other Intangible, any Person obligated to make payment thereunder, including without limitation any account debtor thereon.

“Collateral” has the meaning assigned to it in Section 2.1 of this Security Agreement.

“Commercial Tort Claims” shall have the meaning set forth in the UCC.

“Equipment” means all equipment now owned or hereafter acquired by the Grantor, including all items of machinery, equipment, furnishings and fixtures of every kind, whether affixed to real property or not, as well as all automobiles, trucks and vehicles of every description, trailers, handling and delivery equipment, all additions to, substitutions for, replacements of or accessions to any of the foregoing, all attachments, components, parts (including spare parts) and accessories whether installed thereon or affixed thereto and all fuel for any thereof.

“Inventory” means all inventory now owned or hereafter acquired by the Grantor, including (i) personal property which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Grantor’s business, (ii) all inventory, wherever located, evidenced by negotiable and non-negotiable documents of title, warehouse receipts and bills of lading, (iii) all of the Grantor’s rights in, to and under all purchase orders now owned or hereafter received or acquired by it for goods or services and (iv) all rights of the Grantor as an unpaid seller, including rescission, replevin, reclamation and stopping in transit.

“Letter of Credit Rights” shall have the meaning set forth in the UCC.

“Obligations” means (i) all amounts now or hereafter payable by the Grantor to the Secured Party on the Term Loan, (ii) all other obligations or liabilities now or hereafter payable by the Grantor pursuant to the Credit Agreement, (iii) all obligations and liabilities now or hereafter payable by the Grantor under, arising out of or in connection with this Security Agreement, the Pledge Agreement, or any other Collateral Document and (iv) all other indebtedness, obligations and liabilities of the Grantor to the Secured Party, now existing or hereafter arising or incurred, whether or not evidenced by notes or other instruments, and whether such indebtedness, obligations and liabilities are direct or indirect, fixed or contingent, liquidated or unliquidated, due or to become due, secured or unsecured, joint, several or joint and several, arising out of or in connection with any of the Credit Documents.

“Other Intangibles” means all accounts, accounts receivable, contract rights, documents, instruments, chattel paper, money and general intangibles now owned or hereafter acquired by the Grantor including, without limitation, all customer lists, permits, federal and state tax refunds, reversionary interests in pension plan assets, trademarks, patents, licenses, copyrights and other rights in intellectual property, other than Receivables.

“Proceeds” means all proceeds, including (i) whatever is received upon any collection, exchange, sale or other disposition of any of the Collateral and any property into which any of the Collateral is converted, whether cash or non-cash, (ii) any and all payments or other property (in any form whatsoever) made or due and payable on account of any insurance, indemnity, warranty or guaranty payable to the Grantor with respect to any of the Collateral, (iii) any and all payments (in any form whatsoever) made or due and payable in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person, corporation, agency, authority or other entity acting under color of any governmental authority), (iv) any claim of the Grantor against third parties for past, present or future infringement of any patent or for past, present or future infringement or dilution of any trademark or for injury to the goodwill associated with any trademark or for the breach of any license and (v) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receivables” means all accounts receivable, contract rights, documents, instruments or chattel paper representing amounts payable or monies due or to become due to the Grantor, arising from the sale of Inventory or the rendition of services in the ordinary course of business or otherwise (whether or not earned by performance), together with all Inventory returned by or reclaimed from customers wherever such Inventory is located, and all guaranties, securities and liens held for the payment of any such account, account receivable, contract right, document, instrument or chattel paper.

“Subordination Agreement” shall have the meaning set forth in the Credit Agreement.

“UCC” means at any time the Uniform Commercial Code as the same may from time to time be in effect in the State of New York, provided that, if, by reason of mandatory provisions of law, the validity or perfection of any security interest granted herein is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York then, as to the validity or perfection of such security interest, “UCC” shall mean the Uniform Commercial Code in effect in such other jurisdiction.

Section 1.2UCC Definitions.  The uncapitalized terms “account”, “account debtor”, “chattel paper”, “contract right”, “document”, “warehouse receipt”, “bill of lading”, “document of title”, “instrument”, “inventory”, “equipment” “general intangible”, “money”, “proceeds” and “purchase money security interest” as used in Section 1.1 or elsewhere in this Security Agreement have the meanings of such terms as defined in the UCC.

ARTICLE II
SECURITY INTERESTS

Section 2.1Grant of Security Interests.  To secure the due and punctual payment of all Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof and to secure the due and punctual performance of all of the Obligations and in order to induce the Secured Party to enter into the Credit Agreement and make the loan and extend the credit provided for therein in accordance with the terms thereof, the Grantor hereby grants to the Secured Party a security interest in all of the Grantor’s right, title and interest in, to and under the following, whether now existing or hereafter acquired (all of which are herein collectively called the “Collateral”):

(i)           all Receivables;

(ii)           all Other Intangibles;

(iii)           all Equipment;

(iv)           all Inventory;

(v)           all Letter of Credit Rights;

(vi)           Commercial Tort Claims;

(vii)           to the extent not included in the foregoing, all other personal property, whether tangible or intangible, and wherever located, including, but not limited to, the balance of every deposit account now or hereafter existing of the Grantor with any bank and all monies of the Grantor and all rights to payment of money of the Grantor;

(viii)           to the extent not included in the foregoing, all books, ledgers and records and all computer programs, tapes, discs, punch cards, data processing software, transaction files, master files and related property and rights (including computer and peripheral equipment) necessary or helpful in enforcing, identifying or establishing any item of Collateral; and

(ix)           to the extent not otherwise included, all Proceeds and products of any or all of the foregoing, whether existing on the date hereof or arising hereafter.

Section 2.2Continuing Liability of the Grantor.  Anything herein to the contrary notwithstanding, the Grantor shall remain liable to observe and perform all the terms and conditions to be observed and performed by it under any contract, agreement, warranty or other obligation with respect to the Collateral, and shall do nothing to impair the security interests herein granted.  The Secured Party shall not have any obligation or liability under any such contract, agreement, warranty or obligation by reason of or arising out of this Security Agreement or the receipt by the Secured Party of any payment relating to any Collateral, nor shall the Secured Party be required to perform or fulfill any of the obligations of the Grantor with respect to the Collateral, to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of the performance of any party’s obligations with respect to any Collateral.  Furthermore, the Secured Party shall not be required to file any claim or demand to collect any amount due or to enforce the performance of any party’s obligations with respect to, the Collateral.

Section 2.3Sales and Collections.

(a)           The Grantor is authorized (i) to sell in the ordinary course of its business for fair value and on an arm’s-length basis any of its Inventory normally held by it for such purpose and (ii) to use and consume, in the ordinary course of its business, any raw materials, supplies and materials normally held by it for such purpose.  The Secured Party may upon the occurrence of any Event of Default, without cause or notice, curtail or terminate such authority at any time.

(b)           The Grantor shall cause all cash Proceeds collected by it to be deposited into an account designated by Secured Party upon receipt, in the original form in which received (with such endorsements or assignments as may be necessary to permit collection, if applicable, thereof by the Secured Party), and for such purpose the Grantor hereby irrevocably authorizes and empowers the Secured Party, its officers, employees and authorized agents to endorse and sign the name of the Grantor on all checks, drafts, money orders or other media of payment so delivered, and such endorsements or assignments shall, for all purposes, be deemed to have been made by the Grantor prior to any endorsement or assignment thereof by the Secured Party.  The Secured Party may use any convenient or customary means for the purpose of collecting such checks, drafts, money orders or other media of payment.

(c)           The Grantor shall, and the Secured Party may at any time, regardless of whether an Event of Default shall have occurred, notify Account Debtors obligated to make payments under any or all Receivables or Other Intangibles that the Secured Party has a security interest in such Collateral and that payments shall be made directly to Secured Party.  Upon the request of the Secured Party at any time, the Grantor will so notify such account debtors. The Grantor will use all reasonable efforts to cause each account debtor to comply with the foregoing instruction. In furtherance of the foregoing, the Grantor authorizes the Secured Party (i) to ask for, demand, collect, receive and give acquittances and receipts for any and all amounts due and to become due under any Collateral and, in the name of the Grantor or its own name or otherwise, (ii) to take possession of, endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral and (iii) to file any claim or take any other action in any court of law or equity or otherwise which it may deem appropriate for the purpose of collecting any amounts due under any Collateral. The Secured Party shall have no obligation to obtain or record any information relating to the source of such funds or the obligations in respect of which payments have been made.

Section 2.4Verification of Receivables.  The Secured Party shall have the right to make test verifications of Receivables in any manner and through any medium that it considers advisable, and the Grantor agrees to furnish all such assistance and information as the Secured Party may require in connection therewith.  The Grantor at its expense will cause its chief financial officer to furnish to the Secured Party at any time and from time to time promptly upon the Secured Party’s request, the following reports: (i) a reconciliation of all Receivables, (ii) an aging of all Receivables, (iii) trial balances and (iv) a test verification of such Receivables as the Secured Party may request.

Section 2.5Release of Collateral.

(a)           The Grantor may sell or realize upon or transfer or otherwise dispose of Collateral as permitted by Section 4.13, and the security interests of the Secured Party in such Collateral so sold, realized upon or disposed of (but not in the Proceeds arising from such sale, realization or disposition) shall cease immediately upon such sale, realization or disposition, without any further action on the part of the Secured Party.  The Secured Party, if requested in writing by the Grantor but at the expense of the Grantor, is hereby authorized and instructed to deliver to the Account Debtor or the purchaser or other transferee of any such Collateral a certificate stating that the Secured Party no longer has a security interest therein, and such Account Debtor or such purchaser or other transferee shall be entitled to rely conclusively on such certificate for any and all purposes.

(b)           Upon the payment in full of all of the Obligations and if there is no commitment by the Secured Party to make further advances, incur obligations or otherwise give value, the Secured Party will (as soon as reasonably practicable after receipt of notice from the Grantor requesting the same but at the expense of the Grantor) send the Grantor, for each jurisdiction in which a UCC financing statement is on file to perfect the security interests granted to the Secured Party hereunder, a termination statement to the effect that the Secured Party no longer claims a security interest under such financing statement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Grantor represents and warrants that:

Section 3.1Validity of Security Agreement; Consents.  The execution, delivery and performance of this Security Agreement and the creation of the security interests provided for herein (i) are within the Grantor’s limited liability company power, (ii) have been duly authorized by all necessary limited liability company action, including the consent of interest holders where required, on behalf of the Grantor, (iii) are not in contravention of any provision of the Grantor’s certificate of formation or limited liability company agreement, (iv) do not violate any law or regulation or any order or decree of any court or governmental instrumentality applicable to the Grantor, (v) do not conflict with or result in a breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Grantor is a party or by which it or any of its properties is bound, (vi) do not result in the creation or imposition of any Lien upon any property of the Grantor other than in favor of the Secured Party and (vii) do not require the consent or approval of any governmental body, agency or official or other person other than those that have been obtained. This Security Agreement has been duly executed and delivered by the Grantor and constitutes the legal, valid and binding obligation of the Grantor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforceability of creditors’ rights generally and by general provisions of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.2Title to Collateral.  Except for the security interests granted to the Secured Party pursuant to this Security Agreement, the Grantor is the sole owner of each item of the Collateral, having good and marketable title thereto, free and clear of any and all Liens, except for Permitted Liens.

Section 3.3Validity, Perfection and Priority of Security Interests.

(a)           By complying with Section 4.1, the Grantor will have created a valid security interest in favor of the Secured Party in all existing Collateral and in all identifiable Proceeds of such Collateral, which security interest (except in respect of motor vehicles for which the exclusive manner of perfecting a security interest therein is by noting such security interest in the certificate of title in accordance with local law) would be prior to the claims of a trustee in bankruptcy under Section 544(a) of the United States federal bankruptcy Code.  Continuing compliance by the Grantor with the provisions of Section 4.2 will also (i) create valid security interests in all Collateral acquired after the date hereof and in all identifiable Proceeds of such Collateral and (ii) cause such security interests in all Collateral and in all Proceeds which are (A) identifiable cash Proceeds of Collateral covered by financing statements required to be filed hereunder and (B) identifiable Proceeds in which a security interest may be perfected by such filing under the UCC, in each case prior to the claims of a trustee in Bankruptcy under the United States federal Bankruptcy Code.

(b)           Other than financing statements or other similar documents evidencing Permitted Liens, no financing statements, deeds of trust, mortgages or similar documents covering all or any part of the Collateral are on file or of record in any government office in any jurisdiction in which such filing or recording would be effective to perfect a security interest in such Collateral, nor is any of the Collateral in the possession of any Person (other than the Grantor and the Senior Lender) asserting any claim thereto or security interest therein.

Section 3.4Enforceability of Receivables and Other Intangibles.  To the best knowledge of the Grantor, each Receivable and Other Intangible is a valid and binding obligation of the related Account Debtor in respect thereof, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general provisions of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and complies with any applicable legal requirements.

Section 3.5Place of Business; Location of Collateral.  Schedule 1 correctly sets forth the offices of the Grantor where records concerning Receivables and Other Intangibles are kept. Schedule 2 correctly sets forth the location of all Equipment and Inventory, other than rolling stock, aircraft, goods in transit and Inventory sold in the ordinary course of business as permitted by Section 4.13 of this Security Agreement. All Inventory has been and will be produced in compliance with the Fair Labor Standards Act, 29 U.S.C. §§ 201-219. No Inventory is evidenced by a negotiable document of title, warehouse receipt or bill of lading. No non-negotiable document of title, warehouse receipt or bill of lading has been issued to any person other than the Grantor, and the Grantor has retained possession of all of such non-negotiable documents, warehouse receipts and bills of lading. No amount payable under or in connection with any of the Collateral is evidenced by promissory notes or other instruments.

Section 3.6Patents and Trademarks.  As of the date hereof the Grantor does not have any patents, patent licenses, trademarks or trademarks licenses.

ARTICLE IV
COVENANTS

The Grantor covenants and agrees with the Secured Party that until the payment in full of all Obligations and until there is no commitment by the Secured Party to make further advances, incur obligations or otherwise give value, the Grantor will comply with the following.

Section 4.1Perfection of Security Interests.  The Grantor will, at its expense, cause all filings and recordings and other actions specified on Schedule 3 to have been completed on or prior to the date hereof.

Section 4.2Further Actions.

(a)           At all times after the date hereof, the Grantor will, at its expense, comply with the following:

(i)           as to all Receivables, Other Intangibles, Equipment and Inventory, it will cause UCC financing statements and continuation statements to be filed and to be on file in all applicable jurisdictions as required to perfect the security interests granted to the Secured Party hereunder, to the extent that applicable law permits perfection of a security interest by filing under the UCC;

(ii)           as to all Proceeds, it will cause all UCC financing statements and continuation statements filed in accordance with clause (i) above to include a statement or a checked box indicating that Proceeds of all items of Collateral described therein are covered;

(iii)           upon the request of the Secured Party, it will ensure that the provisions of Section 2.4 are complied with; and

(iv)           as to any amount payable under or in connection with any of the Collateral which shall be or shall become evidenced by any promissory note or other instrument, the Grantor will immediately pledge and deliver such note or other instrument to the Secured Party as part of the Collateral, duly endorsed in a manner satisfactory to the Secured Party.

(b)           The Grantor will, from time to time and at its expense, execute, deliver, file or record such financing statements pursuant to the UCC, applications for certificates of title and such other statements, assignments, instruments, documents, agreements or other papers and take any other action that may be necessary or desirable, or that the Secured Party may reasonably request, in order to create, preserve, perfect, confirm or validate the security interests, to enable the Secured Party to obtain the full benefits of this Security Agreement or to enable it to exercise and enforce any of its rights, powers and remedies hereunder, including, without limitation, its right to take possession of the Collateral, and will use its best efforts to obtain such waivers from landlords and mortgagees as the Secured Party may request.

(c)           The Grantor authorizes the Secured Party to file financing and continuation statements and amendments thereto describing the Collateral as “all assets” or “all personal property of the debtor”, notwithstanding that such wording may be broader in scope than the Collateral described in this Security Agreement.

Section 4.3Change of Name, Identity or Structure.  The Grantor will not change its name, identity or corporate structure in any manner unless it shall have given the Secured Party at least thirty days’ prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Secured Party to amend any financing statement or continuation statement relating to the security interests granted hereby in order to preserve such security interests and to effectuate or maintain the priority thereof against all Persons.

Section 4.4Place of Business and Collateral; Jurisdiction of Incorporation.  The Grantor will not change the location of the office or other locations where it keeps or holds any Collateral or any records relating thereto from the applicable location listed on Schedule 1 hereto unless, prior to such change, it notifies the Secured Party of such change, makes any UCC filings required by Section 4.2 and takes all other action necessary or that the Secured Party may reasonably request to preserve, perfect, confirm and protect the security interests granted hereby. The Grantor will in no event change the location of any Collateral if such change would cause the security interest granted hereby in such Collateral to lapse or cease to be perfected. The Grantor will not change the state in which it is incorporated.

Section 4.5Fixtures.  The Grantor will not permit any Equipment to become a fixture unless it shall have given the Secured Party at least ten days’ prior written notice thereof and shall have taken all such action and delivered or caused to be delivered to the Secured Party all instruments and documents, including, without limitation, waivers and subordination agreements by any landlords and mortgagees, and filed all financing statements necessary or reasonably requested by the Secured Party, to preserve and protect the security interest granted herein and to effectuate or maintain the priority thereof against all Persons, subject to Permitted Liens.

Section 4.6Maintenance of Records.  The Grantor will keep and maintain at its own cost and expense complete books and records relating to the Collateral which are satisfactory to the Secured Party including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all of its other dealings with the Collateral. The Grantor will mark its books and records pertaining to the Collateral to evidence this Security

Agreement and the security interests granted hereby. For the Secured Party’s further security, the Grantor agrees that the Secured Party shall have a special property interest in all of the Grantor’s books and records pertaining to the Collateral and the Grantor shall deliver and turn over any such books and records to the Secured Party or to its representatives at any time on demand of the Secured Party.

Section 4.7Compliance with Laws, etc.  The Grantor will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental body, agency or official applicable to the Collateral or any part thereof or to the operation of the Grantor’s business except to the extent that the failure to comply would not have a material adverse effect on the financial or other condition of the Grantor; provided, however, that the Grantor may contest any act, regulation, order, decree or direction in any reasonable manner which shall not in the sole opinion of the Secured Party adversely affect the Secured Party’s rights or the priority of its security interest in the Collateral.

Section 4.8Payment of Taxes, etc.  The Grantor will pay promptly when due, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies), except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings and (ii) such charge is adequately reserved against in accordance with GAAP.

Section 4.9Compliance with Terms of Accounts, Contracts and Licenses.  The Grantor will perform and comply in all material respects with all of its obligations under and, all agreements relating to the Collateral to which it is a party or by which it is bound.

Section 4.10Limitation on Liens on Collateral.  The Grantor will not create, permit or suffer to exist, and will defend the Collateral and the Grantor’s rights with respect thereto against and take such other action as is necessary to remove, any Lien, security interest, encumbrance, or claim in or to the Collateral other than the security interests created hereunder, except for Permitted Liens.

Section 4.11Limitations on Modifications of Receivables and Other Intangibles; No Waivers or Extensions.  The Grantor will not (i) amend, modify, terminate or waive any provision of any material Receivable or Other Intangible in any manner which might have a materially adverse effect on the value of such Receivable or Other Intangible as Collateral, (ii) fail to exercise promptly and diligently each and every material right which it may have under each Receivable and Other Intangible or (iii) fail to deliver to the Secured Party a copy of each material demand, notice or document received by it relating in any way to any Receivable or Other Intangible. The Grantor will not, without the Secured Party’s prior written consent, grant any extension of the time of payment of any Receivable or amounts due under any material Other Intangible, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon other than trade discounts granted in the normal course of business, except such as in the reasonable judgment of the Grantor are advisable to enhance the collectibility thereof.

Section 4.12Maintenance of Insurance.  The Grantor will maintain with financially sound insurance companies licensed to do business in Texas insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar business for an amount satisfactory to the Secured Party and (ii) insuring the Grantor and the Secured Party against liability for personal injury arising from, and property damage relating to, such Inventory and Equipment, such policies to be in such form and to cover such amounts as may be satisfactory to the Secured Party, with losses payable to the Grantor and the Secured Party as their respective interests may appear. The Grantor shall, if so requested by the Secured Party, deliver to the Secured Party as often as the Secured Party may reasonably request a report of the Grantor or, if requested by the Secured Party, of an insurance broker satisfactory to the Secured Party of the insurance on the Inventory and Equipment. All insurance with respect to the Inventory and the Equipment shall (i) contain a standard mortgagee clause in favor of the Secured Party, (ii) provide that any loss shall be payable in accordance with the terms thereof notwithstanding any act of the Grantor which might otherwise result in forfeiture of such insurance and that the insurer waives all rights of set-off, counterclaim, deduction or subrogation against the Grantor, (iii) provide that no cancellation, reduction in amount or change in coverage therefor shall be effective until at least 30 days after receipt by the Secured Party of written notice thereof and (iv) provide that the Secured Party may, but shall not be obligated to, pay premiums in respect thereof.

Section 4.13Limitations on Dispositions of Collateral.  The Grantor will not directly or indirectly (through the sale of company interest, merger or otherwise) without the prior written consent of the Secured Party sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except for (i) sales of Inventory in the ordinary course of its business for fair value in arm’s-length transactions and (ii) so long as no Default has occurred and is continuing, dispositions in a commercially reasonable manner of Equipment which has become redundant, worn out or obsolete or which should be replaced so as to improve productivity, so long as the proceeds of any such disposition are (i) used to acquire replacement equipment which has comparable or better utility and equivalent or better value and which is subject to a security interest in favor of the Secured Party therein, except as permitted by Section 4.9 and except for Permitted Liens or (ii) applied to repay the Obligations. The inclusion of Proceeds of the Collateral under the security interests granted hereby shall not be deemed a consent by the Secured Party to any sale or disposition of any Collateral other than as permitted by this Section 4.13.

Section 4.14Further Identification of Collateral.  The Grantor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request

Section 4.15Notices.  The Grantor will advise the Secured Party promptly and in reasonable detail, (i) of any Lien, security interest, encumbrance or claim made or asserted against any of the Collateral, other than Permitted Liens, (ii) of any material change in the composition of the Collateral, and (iii) of the occurrence of any other event which would have a material effect on the aggregate value of the Collateral or on the security interests granted to the Secured Party in this Security Agreement.

Section 4.16Right of Inspection.  The Secured Party shall at all times have full and free access during normal business hours to all the books, correspondence and records of the Grantor, and the Secured Party or its representatives may examine the same, take extracts therefrom, make photocopies thereof and have such discussions with officers, employees and public accountants of the Grantor as the Secured Party may deem necessary, and the Grantor agrees to render to the Secured Party, at the Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Secured Party and its representatives shall at all times also have the right to enter into and upon any premises where any of the Inventory or Equipment is located for the purpose of inspecting the same, observing its use or protecting interests of the Secured Party therein.

Section 4.17Maintenance of Equipment.  The Grantor will, at its expense, generally maintain the Equipment in good operating condition, ordinary wear and tear excepted.

Section 4.18Reimbursement Obligation.  Should the Grantor fail to comply with the provisions of Credit Document or any other Collateral Document to which it is a party or any other agreement relating to the Collateral such that the value of any Collateral or the validity, perfection, rank or value of any security interest granted to the Secured Party hereunder or thereunder is thereby diminished or potentially diminished or put at risk (as reasonably determined by the Secured Party), the Secured Party on behalf of the Grantor may, but shall not be required to, effect such compliance on behalf of the Grantor, and the Grantor shall reimburse the Secured Party for the cost thereof on demand, and interest shall accrue on such reimbursement obligation from the date the relevant costs are incurred until reimbursement thereof in full.

ARTICLE V
REMEDIES; RIGHTS UPON DEFAULT

Section 5.1UCC Rights.  lf any Event of Default shall have occurred, the Secured Party may in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, exercise all rights and remedies of a secured party under the UCC and all other rights available to the Secured Party at law or in equity.

Section 5.2Payments on Collateral.  Without limiting the rights of the Secured Party under any other provision of this Security Agreement, if an Event of Default shall occur and be continuing:

(i)           all payments received by the Grantor under or in connection with any of the Collateral shall be held by the Grantor in trust for the Secured Party, shall be segregated from other funds of the Grantor and shall forthwith upon receipt by the Grantor be turned over to the Secured Party, in the same form as received by the Grantor (duly indorsed by the Grantor to the Secured Party, if required to permit collection thereof by the Secured Party); and

(ii)           all such payments received by the Secured Party (whether from the Grantor or otherwise) may, in the sole discretion of the Secured Party, be held by the

Secured Party as collateral security for, and/or then or at any time thereafter applied in whole or in part by the Secured Party to the payment of the expenses and Obligations as set forth in Section 5.10.

Section 5.3Possession of Collateral.  In furtherance of the foregoing, the Grantor expressly agrees that, if an Event of Default shall occur and be continuing, the Secured Party may (i) by judicial powers, or without judicial process if it can be done without breach of the peace, enter any premises where any of such Collateral is or may be located, and without charge or liability to the Secured Party seize and remove such Collateral from such premises and (ii) have access to and use of the Grantor’s books and records relating to such Collateral.

Section 5.4Sale of Collateral.

(a)           The Grantor expressly agrees that if an Event of Default shall occur and be continuing, the Secured Party, without demand of performance or other demand or notice of any kind (except the notice specified below of the time and place of any public or private sale) to the Grantor or any other Person (all of which demands and/or notices are hereby waived by the Grantor), may forthwith collect, receive, appropriate and realize upon the Collateral and/or forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral (or contract to do so) or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any office of the Secured Party or elsewhere in such manner as is commercially reasonable and as the Secured Party may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold. The Grantor further agrees, at the Secured Party’s request, to assemble the Collateral, and to make it available to the Secured Party at places which the Secured Party may reasonably select. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands against the Secured Party arising out of the foreclosure, repossession, retention or sale of the Collateral.

(b)           Unless the Collateral threatens to decline speedily in value or is of a type customarily sold in a recognized market, the Secured Party shall give the Grantor ten days’ written notice of its intention to make any such public or private sale or sale at a broker’s board or on a securities exchange. Such notice shall (i) in the case of a public sale, state the time and place fixed for such sale, (ii) in the case of a sale at a broker’s board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or any portion thereof being sold, will first be offered for sale and (iii) in the case of a private sale, state the day after which such sale may be consummated. The Secured Party shall not be required or obligated to make any such sale pursuant to any such notice. The Secured Party may adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Collateral for credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the selling price is paid by the purchaser thereof, but the Secured Party shall not incur any liability in case of failure of such purchaser to pay for the Collateral so sold and, in the case of such failure, such Collateral may again be sold upon like notice.

Section 5.5Rights of Purchasers

.  Upon any sale of the Collateral (whether public or private), the Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser (including the Secured Party) at any such sale shall hold the Collateral so sold free from any claim or right of whatever kind, including any equity or right of redemption of the Grantor, and the Grantor, to the extent permitted by law, hereby specifically waives all rights of redemption, including, without limitation, the right to redeem the Collateral under Sections 9-623 and 9-624 of the UCC, and any right to a judicial or other stay or approval which it has or may have under any law now existing or hereafter adopted.

Section 5.6Additional Rights of the Secured Party.

(a)           The Secured Party shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Security Agreement and may proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon and sell the Collateral or any part thereof pursuant to the judgment or decree of a court of competent jurisdiction.

(b)           The Secured Party shall, to the extent permitted by law and without regard to the solvency or insolvency at the time of any Person then liable for the payment of any of the Obligations or the then value of the Collateral, and without requiring any bond from any party to such proceedings, be entitled to the appointment of a special receiver or receivers (who may be the Secured Party) for the Collateral or any part thereof and for the rents, issues, tolls, profits, royalties, revenues and other income therefrom, which receiver shall have such powers as the court making such appointment shall confer, and to the entry of an order directing that the rents, issues, tolls, profits, royalties, revenues and other income of the property constituting the whole or any part of the Collateral be segregated, sequestered and impounded for the benefit of the Secured Party, and the Grantor irrevocably consents to the appointment of such receiver or receivers and to the entry of such order.

Section 5.7Remedies Not Exclusive.

(a)           No remedy conferred upon or reserved to the Secured Party in this Security Agreement is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law, in equity or by statute.

(b)           If the Secured Party shall have proceeded to enforce any right, remedy or power under this Security Agreement and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Secured Party, the Grantor and the Secured Party shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights under this Security Agreement, and thereafter all rights, remedies and powers of the Secured Party shall continue as though no such proceedings had been taken.

(c)           All rights of action under this Security Agreement may be enforced by the Secured Party without the possession of any instrument evidencing any Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Secured Party shall be brought in its name and any judgment shall be held as part of the Collateral.

Section 5.8Waiver and Estoppel.

(a)           The Grantor, to the extent it may lawfully do so, agrees that it will not at any time in any manner whatsoever claim or take the benefit or advantage of any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law now or hereafter in force permitting it to direct the order in which the Collateral shall be sold which may delay, prevent or otherwise affect the performance or enforcement of this Security Agreement and the Grantor hereby waives the benefits or advantage of all such laws, and covenants that it will not hinder, delay or impede the execution of any power granted to the Secured Party in this Security Agreement but will permit the execution of every such power as though no such law were in force; provided that nothing contained in this Section 5.8 shall be construed as a waiver of any rights of the Grantor under any applicable federal bankruptcy law.

(b)           The Grantor, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Security Agreement and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

(c)           The Grantor, to the extent it may lawfully do so, waives presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder) in connection with this Security Agreement and any action taken by the Secured Party with respect to the Collateral.

Section 5.9Power of Attorney.  The Grantor hereby irrevocably constitutes and appoints the Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Secured Party’s reasonable discretion for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives the Secured Party the power and right, on behalf of the Grantor, without notice to or assent by the Grantor to do the following:

(i)           to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(ii)           to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

(iii)           upon the occurrence and continuance of any Event of Default and otherwise to the extent provided in this Security Agreement, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due and to come due thereunder directly to the Secured Party or as the Secured Party shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (F) to settle, compromise and adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate; (G) to assign any patent or trademark (along with the goodwill of the business to which such trademark pertains), for such term or terms, on such conditions, and in such manner, as the Secured Party shall in its sole discretion determine; and (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party’s option and the Grantor’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party’s security interest therein, in order to effect the intent of this Security Agreement, all as fully and effectively as the Grantor might do.

The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

Section 5.10Application of Proceeds. The Secured Party shall retain the net proceeds of any collection, recovery, receipt, appropriation, realization or sale of the Collateral and, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care and safekeeping of any or all of the Collateral or in any way relating to the rights of the Secured Party hereunder, including reasonable attorneys’ fees and legal expenses, apply such net proceeds to the payment in whole or in part of the Obligations in such order as the Secured Party may elect, the Grantor remaining liable for any amount remaining unpaid (and any attorneys fees paid by the Secured Party in collecting such deficiency) after such application. Only after applying such net proceeds and after the payment by the Secured Party of any other amount required by any provision of law, including Sections 9-610 and 9-615 of the UCC, need the Secured Party account for the surplus, if any, to the Grantor or to whomsoever may be lawfully entitled to the same.

ARTICLE VI
MISCELLANEOUS

Section 6.1Notices.  Unless otherwise specified herein, all notices, requests or other communications to any party hereunder shall be in writing and shall be given to such party at its address set forth on in the Credit Agreement or any other address or which such party shall have specified for the purpose of communications hereunder by notice to the other parties hereunder.

Each such notice, request or other communication shall be effective (i) if given by mail, three days after such communication is deposited, certified or registered, in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by other means, when delivered at the address specified in this Section 6.1.

Section 6.2No Waivers.  No failure on the part of the Secured Party to exercise, no course of dealing with respect to, and no delay in exercising any right, power or privilege under this Security Agreement or any document or agreement contemplated hereby shall operate as a waiver thereof or shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 6.3Compensation and Expenses of the Secured Party.  The Grantor shall pay to the Secured Party from time to time upon demand, all of the fees, costs and expenses incurred by the Secured Party (including, without limitation, the reasonable fees and disbursements of counsel and any amounts payable by the Secured Party to any of its agents, whether on account of fees, indemnities or otherwise) (i) arising in connection with the preparation, administration, modification, amendment, waiver or termination of this Security Agreement or any document or agreement contemplated hereby or any consent or waiver hereunder or thereunder or (ii) incurred in connection with the administration of this Security Agreement, or any document or agreement contemplated hereby, or in connection with the administration, sale or other disposition of Collateral hereunder or under any document or agreement contemplated hereby or the preservation, protection or defense of the rights of the Secured Party in and to the Collateral.

Section 6.4Indemnification.  The Grantor shall at all times hereafter indemnify, hold harmless and, on demand, reimburse the Secured Party, its subsidiaries, affiliates, successors, assigns, officers, directors, employees and agents, and their respective heirs, executors, administrators, successors and assigns (all of the foregoing parties, including, but not limited to, the Secured Party, being hereinafter collectively referred to as the “Indemnities” and individually as an “Indemnitee”) from, against and for any and all liabilities, obligations, claims, damages, actions, penalties, causes of action, losses, judgments, suits, costs, expenses and disbursements, including, without limitation, attorneys’ fees (any and all of the foregoing being hereinafter collectively referred to as the “Liabilities” and individually as a “Liability”) which the Indemnitees, or any of them, might be or become subjected, by reason of, or arising out of the preparation, execution, delivery, modification, administration or enforcement of, or performance of the Secured Party’s rights under, this Security Agreement or any other document, instrument or agreement contemplated hereby or executed in connection herewith; provided that the Grantor shall not be liable to any Indemnitee for any Liability caused solely by the gross negligence or willful misconduct of such Indemnitee. In no event shall any Indemnitee, as a condition to enforcing its rights under this Section 6.4 or otherwise, be obligated to make a claim against any other Person (including, without limitation, the Secured Party) to enforce its rights under this Section 6.4.

Section 6.5Amendments, Supplements and Waivers.  The parties hereto may, from time to time, enter into written agreements supplemental hereto for the purpose of adding any provisions to this Security Agreement, waiving any provisions hereof or changing in any manner the rights of the parties.

Section 6.6Successors and Assigns.  This Security Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of the Secured Party’s successors and assigns. Nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Security Agreement or any Collateral.

Section 6.7Limitation of Law; Severability.

(a)           All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Security Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

(b)           If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

Section 6.8Governing Law.  This Security Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 6.9Counterparts; Effectiveness.  This Security Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. This Security Agreement shall become effective when the Secured Party shall receive counterparts executed by itself and the Grantor.

Section 6.10Termination; Survival.  This Security Agreement shall terminate when the security interests granted hereunder have terminated and the Collateral has been released as provided in Section 2.5, provided that the obligations of the Grantor under any of Sections 4.18, 6.3, and 6.4 shall survive any such termination.

Section 6.11Notice of Subordination.  Notwithstanding anything herein to the contrary, the liens and security interests granted to the Secured Party pursuant to this Security Agreement and the exercise of any right or remedy by the Secured Party hereunder are subject to the provisions of the Subordination Agreement.  In the event of any conflict or inconsistency between the provisions of the Subordination Agreement and this Security Agreement, the provisions of the Subordination Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed by their respective authorized officers as of the day and year first written above.

SUMMER ENERGY, LLC

By: /s/ Neil Leibman
Name: Neil Leibman
Title: CEO

BLACK INK ENERGY, LLC

By: /s/ Humberto David Sirvent
Name: Humberto David Sirvent
Title: Partner

Schedule 1

LOCATIONS OF RECORDS OF RECEIVABLES
AND OTHER INTANGIBLES

800 Bering Drive, Suite 260
Houston, Texas 77057

Schedule 2

LOCATIONS OF EQUIPMENT AND INVENTORY

800 Bering Drive, Suite 260
Houston, Texas 77057

Schedule 3

REQUIRED FILINGS AND RECORDINGS

UCC Financing Statement filed with the Secretary of State for the State of Texas